UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 17, 2009

SINO PAYMENTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53537
(State or other jurisdiction of incorporation)	(Commission File No.)

Unit T25, GF Bangkok Bank Building

18 Bonham Strand West

Sheung Wan, Hong Kong

 (Address of principal executive offices and zip code)

(203) 652-0130

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant’s Certifying Accountant.

On December 17, 2009, M&K CPAS, PLLC (“MKC”) was appointed as the registered independent public accountant for Sino Payments, Inc. (the “Registrant”), a Nevada corporation. On December 17, 2009, Malone & Bailey, LLP (“MB”), was dismissed as the registered independent public accountant for the Registrant. The decisions to appoint MKC and dismiss MB were approved by the Board of Directors of the Registrant on December 17, 2009.

During the fiscal years ended August 31, 2009 and 2008 and the subsequent interim period up through the date of dismissal (December 17, 2009), there were no disagreements with MB on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MB, would have caused MB to make reference thereto in its report on the Registrants financial statements for such years. Further, there were no reportable events as described in Item 304(a)(1)(iv)(B) of Regulation S-B occurring within the Registrant's two most recent fiscal years and the subsequent interim period up through the date of dismissal (December 17, 2009).

The audit report of MB for the financial statements of the Registrant as of August 31, 2009, which audit report also includes the financial statements as of August 31, 2008, contained a separate paragraph stating:

“The accompanying financial statements have been prepared assuming that Sino Payments Inc will continue as a going concern. As discussed in Note 1 to the financial statements, Sino Payments Inc has a working capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the Registrant's two most recent fiscal years and the subsequent interim period up through the date of engagement of MKC (December 17, 2009), neither the Registrant nor anyone on its behalf consulted MKC regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements. Further, MKC has not provided written or oral advice to the Registrant that was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing or financial reporting issues.

The Registrant provided a copy of the foregoing disclosures to MB prior to the date of the filing of this report and requested that MB furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this Report. A copy of the letter furnished in response to that request is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

Exhibit No.	Description
16.1	Letter of Agreement from Malone & Bailey, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO PAYMENTS, INC.

Date: December 17, 2009	By:	/s/ Matthew Mecke
Matthew Mecke
Chief Executive Officer

3